EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

BT Brands, Inc. and Subsidiaries:

We consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2020, relating to the consolidated financial statements BT Brands, Inc. and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Minneapolis, Minnesota

November 24, 2020

Boulay 7500 Flying Cloud Drive Suite 800 Minneapolis, MN 55344 (t) 952.893.9320 (f) 952.835.7296 BoulayGroup.com

Member of Prime Global, A Global Association of Independent Firms